                                                               EXECUTION VERSION


================================================================================

                                                                EXHIBIT 10.6


                             BANKERS TRUST COMPANY,

                            Custodian and Servicer,

                                      and

                        ATHERTON CAPITAL PARTNERS, L.P.,

                          Servicing Advisor and Owner,

                                      and

                            FRANCHISE FINANCE CORP.,

                                     Lender



                       SERVICING AND CUSTODIAL AGREEMENT

                          Dated as of January 8, 1997


================================================================================

          THIS SERVICING AND CUSTODIAL AGREEMENT, dated as of January 8, 1997 (this "Agreement"), is hereby executed by and between ATHERTON CAPITAL PARTNERS, L.P., a California limited partnership, in its capacity as owner of the Collateral Loans defined below (the "Owner") and in its capacity as servicing advisor (the "Servicing Advisor"), BANKERS TRUST COMPANY, a New York banking corporation, in its capacity as custodian, acting either directly or through an agent (the "Custodian"), and in its capacity as servicer (the "Servicer"), and FRANCHISE FINANCE CORP., a Delaware corporation, in its capacity as a lender to the Owner and, if applicable, in its capacity as agent for lenders to the Owner (the "Lender").

                             PRELIMINARY STATEMENT

          A. The Owner will originate, purchase or finance Collateral Loans (as defined herein) using, in part, funds borrowed from the Lender pursuant to a Warehouse Credit Agreement dated the date hereof (as such agreement may be amended, modified or supplemented from time to time, the "Credit Agreement"), between the Owner and the Lender.

          B. The Collateral Loans will be pledged to the Lender to secure the Owner's obligations under the Credit Agreement.

          C. The Owner and the Lender wish to engage (1) the Custodian to hold custody of the Collateral Loans and the Servicer to service the Collateral Loans on behalf of the Owner and the Lender as specified herein and (2) the Servicing Advisor to provide servicing advice with respect to the Collateral Loans as specified herein.

                                   AGREEMENT:

          In consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the Servicer, the Custodian, the Servicing Advisor, the Owner and the Lender agree as follows:

           Section 1.  Definitions.  The following terms shall have the
                       -----------
respective meanings specified below.

          "Additional Servicing Advisor Standards and Procedures": The additional standards and procedures of the Servicing Advisor, as set forth in Exhibit B and incorporated and made a part of this Agreement as though set forth herein.

          "Agreement" is defined in the preamble hereto.

          "Applicable Servicing Fee Rate" is defined in Section 6 hereof.

          "Approved Concepts" shall mean those concepts specified in Exhibit C hereto and such additional concepts as are approved in writing by the Owner and the Lender.

          "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks are authorized or required by law to close in San Francisco, California, Wichita, Kansas, or New York, New York.

          "Cash Equivalent Investments" means, at any time:

               (a) any evidence of direct indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States government;

               (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by a corporation organized under the laws of any state of the United States and rated at least A-1/P-1 (or the equivalent) by at least two rating agencies;

               (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 that has a long-term debt rating of at least A+ (or the equivalent) by at least one rating agency, or (ii) a commercial banking institution that is organized in a jurisdiction outside the United States and has a combined capital and surplus and undivided profits of not less than $500,000,000 that has a long-term debt rating of at least A+ (or the equivalent) by at least one rating agency; or

               (d) any money market fund having a rating from a rating agency in the highest investment category granted thereby at the time of the purchase of such money market fund, including any funds for which the Servicer may be a manager.

          "Collateral" is defined in the Collateral Loan Agreement relating to each Collateral Loan.

          "Collateral Borrower" means the borrowers to whom Collateral Loans are made.

          "Collateral Loan" means those loans originated, purchased or financed by Atherton Capital Partners, L.P. or The Atherton Group Incorporated that are serviced pursuant to this Agreement.

          "Collateral Loan Agreement" means the loan agreement between a Collateral Borrower and the Originator relating to a Collateral Loan.

          "Collateral Loan Documentation" means, with respect to each Collateral
Loan:

                         (1) the original Note (as defined in the Collateral
               Loan

               Agreement) executed by the Collateral Borrower and endorsed to the Owner and endorsed "Pay to the order of ___________________, without recourse" and signed by the Owner;

                         (2) an executed original of the Collateral Loan
               Agreement;

                         (3) an executed original of the Security Agreement (as
               defined in the Collateral Loan Agreement);

                         (4) the original Mortgage, if applicable, with evidence
               of recording thereon, or a duplicate original Mortgage, if applicable, together with a certificate of an officer of the settlement agent stating that such Mortgage will be dispatched to the appropriate public recording office for recordation and that the original Mortgage, with evidence of recording thereon, will be promptly delivered to the Custodian upon receipt thereof by the settlement agent;

                         (5) the original Leasehold Mortgage, if applicable, in
               appropriate form for recording (with the possible exception of the obtaining of a landlord signature) or with evidence of recording thereon;

                         (6) an executed original Guaranty, if applicable;

                         (7) the UCC-1 Financing Statement, with evidence of
               filing thereon, or a copy of the original UCC-1 Financing Statement, together with a certificate of an officer of the settlement agent or the Originator stating that such UCC-1 Financing Statement will be dispatched to the appropriate public filing office and that the original UCC-1 Financing Statement, with evidence of filing thereon, will be promptly delivered to the Custodian upon receipt thereof by the settlement agent;

                         (8) one or more UCC-2 or UCC-3 Assignments assigning
               the UCC-1 to the Owner and then executed by the Owner in blank but otherwise in form and substance acceptable for filing;

                         (9) an executed original of each landlord, mortgagee or
               prior lien or estoppel, if applicable;

                         (10) an executed original of a Franchisor Intercreditor
               Agreement, if applicable;

                         (11) an executed original of a Franchisor Subordination
               of Lessor's Lien, if applicable;

                         (12) the original title insurance policy, if
applicable;

                         (13) copies of the insurance policies indicated in the
               Collateral Loan Documentation Checklist;

                         (14) the environmental indemnity, if applicable;

                         (15) an assignment of Mortgage, if applicable;

                         (16) a general assignment of the Collateral Loan
               Documentation to the Owner and then in blank by the Owner (the

               "Loan Assignment"), assigning all of the grantor's right, title
               ----------------
               and interest in the Collateral Loan, including but not limited to, the Collateral Loan Agreement, the Note, the Security Agreement, the Mortgage, the Leasehold Mortgage, the Franchisor Intercreditor Agreement, the Franchisor Subordination of Lessor's Lien, the origination escrow agreement and the Guaranty, as applicable; and

                         (17) any other credit or security document, if any,
               necessary for the documentation and enforcement of such Collateral Loan.

          "Collateral Loan Event of Default": With respect to any Collateral Loan, an "Event of Default" as defined in the related Collateral Loan Agreement.

          "Collateral Loan Documentation Checklist" is defined in Section 4(c).

          "Collection Account" means a segregated account maintained by the Servicer for the benefit of and in the name of Franchise Finance Corp., as Lender, which shall be an Eligible Account.

          "Condemnation": Any condemnation or other taking or temporary or permanent requisition of a Mortgaged Property, any interest therein or right appurtenant thereto, or any change of grade affecting the Mortgaged Property as a result of the exercise of any right of condemnation or eminent domain. A transfer in lieu or anticipation of condemnation shall be deemed to be a Condemnation.

          "Condemnation Proceeds": All compensation, awards and proceeds received by or on behalf of a Collateral Borrower as a result of condemnation (which term shall include any damage or taking by any governmental or quasi-governmental authority and any transfer by private sale in lieu thereof).

          "Default Rate" is the Default Rate as defined in the Collateral Loan Agreement relating to each Collateral Loan.

          "Delinquent Collateral Loan" means any Collateral Loan with respect to which any payment of principal or interest is overdue as of the relevant Distribution Date.

          "Determination Date" means the eighth day of each month, or if such day is not a Business Day, the next succeeding Business Day.

          "Distribution Date" means the twelfth day of each month, or if such day is not a Business Day, the next succeeding Business Day.

          "Eligible Account": One or more accounts that are maintained with a depository institution (i) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by Duff & Phelps or, if Duff & Phelps does not rate such obligations of such Person, by at least two other rating agencies or (ii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity subject to regulations relating to fiduciary funds on deposit substantially similar to those set forth in 12 C.F.R. ' 9.10(b).

          "Escrow Account" is defined in Section 3(b) of the Servicing Standards and Procedures.

          "Escrow Payments": All payments that a Collateral Borrower may be required to pay into escrow pursuant to a Mortgage or a Leasehold Mortgage.

          "Franchisor Intercreditor Agreement" means, with respect to certain Collateral Loan Agreements, a related intercreditor or similar agreement among a Franchisor, the Originator and the Collateral Borrower, as such agreement may be amended, supplemented or otherwise modified from time to time.

          "Franchisor Subordination of Lessor's Lien" means, with respect to certain Collateral Loan Agreements, the related subordination of lessor's lien or similar agreement between a Franchisor and the Originator, as such agreement may be amended, supplemented or otherwise modified from time to time.

          "Franchisor" shall mean any franchisor of an Approved Concept.

          "Guaranty" means, with respect to a Collateral Loan, the related guaranty, if any, as such guaranty may be amended, supplemented or otherwise modified from time to time.

          "Hazardous Substances": Any hazardous or toxic substance or waste that is regulated as such or may form the basis of liability under any present or future law or regulation including, but not limited to, any substance or waste: (a) defined as a "hazardous substance" under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and (b) petroleum or any by-products or fractions thereof, any form of natural gas, asbestos and asbestos-containing materials, PCBs and PCB-containing equipment, radon, mutagenic or etiologic agents, pesticides, defoliants, explosives and flammables.

          "Independent": When used with respect to any specified Person, such Person who (a) is not an Affiliate of or controlled by and is in fact independent of each of the Lender, the Servicer, the Custodian, the Servicing Advisor, the Owner and any Collateral Borrower with respect to any Collateral Loan, (b) does not have any direct financial interest or any material indirect financial interest in the Lender, the Servicer, the Custodian, the Servicing Advisor, the Owner, any Collateral Borrower with respect to any Collateral Loan, or an Affiliate thereof, and (c) is not connected with the Lender, the Servicer, the Custodian, the Servicing Advisor, the Owner or any Collateral Borrower with respect to any of the Collateral Loans as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

          "Insurance Policy: Any insurance policy required to be maintained by a Collateral Borrower with respect to a Collateral Loan.

          "Insurance Proceeds": With respect to a Collateral Loan, any amounts received upon settlement of a claim filed under an Insurance Policy.

          "Leasehold Mortgage": With respect to a Collateral Loan, the related leasehold mortgage or deed of trust (in recordable form, with the possible exception of the obtaining of a landlord signature) from the related Collateral Borrower to the Originator that has been executed and delivered in connection with the Note evidencing such Collateral Loan, if any, as such leasehold mortgage or deed of trust may be amended, supplemented or otherwise modified from time to time.

          "Liquidated Collateral Loan": Any Collateral Loan as to which the Servicer has determined in accordance with customary servicing practices that all amounts expected by the Servicer to be recovered from or on account of such Collateral Loan, whether from scheduled loan payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds or otherwise, following final liquidation of such Collateral Loan and the disposition of the Collateral, have been recovered. The determination by the Servicer that a Collateral Loan has become a Liquidated Collateral Loan shall be evidenced by a Responsible Officer's Certificate of the Servicer delivered to the Owner, the Lender and the Servicing Advisor, detailing the reasons for such determination and the aggregate amount of Liquidation Proceeds, Liquidation Expenses and Net Liquidation Proceeds with respect to such Liquidated Collateral Loan, and specifying any Realized Loss with respect thereto.

          "Liquidation Expenses": Reasonable out-of-pocket expenses incurred by the Servicer in connection with the liquidation of any Collateral Loan with respect to which a Collateral Loan Event of Default has occurred, Collateral, or other property acquired in respect thereof (including, without limitation, reasonable legal fees and expenses).

          "Liquidation Proceeds": Amounts received by the Servicer or the Servicing Advisor in connection with the liquidation of a Collateral Loan with respect to which a Collateral Loan Event of Default has occurred, Collateral or other property acquired in respect thereof, whether through foreclosure, sale or otherwise, including Net Condemnation Proceeds, Net Insurance Proceeds and payments in connection with such Collateral Loan received from the related Collateral Borrower (other than amounts required to be paid to such Collateral Borrower pursuant to the terms of the applicable Collateral Loan Agreement or to be applied otherwise pursuant to law) or from any Person pursuant to a related Guaranty and net proceeds realized from the operation of any Collateral by the Servicer or the Servicing Advisor during the period of ownership of such Collateral by the Originator or the Owner.

          "Mortgage": With respect to a Collateral Loan, the related fee mortgage or deed of trust from the related Collateral Borrower to the Originator securing the Note evidencing such Collateral Loan, if any, as such fee mortgage or deed of trust may be amended, supplemented or otherwise modified from time to time.

          "Mortgaged Property": The real property subject to a Mortgage or Leasehold Mortgage, as the case may be.

          "Net Condemnation Proceeds": With respect to a Collateral Loan, Condemnation Proceeds in respect of such Collateral Loan net of out-of-pocket costs and disbursements reasonably and customarily incurred in connection with the collection thereof, which are not used to restore or repair the related Mortgaged Property or released to the Collateral Borrower in accordance with the Collateral Loan Agreement.

          "Net Insurance Proceeds": With respect to a Collateral Loan, Insurance Proceeds in respect of such Collateral Loan net of out-of-pocket costs and disbursements reasonably and customarily incurred in connection with the collection thereof which are not used to restore or repair the related Mortgaged Property or released to the Collateral Borrower in accordance with the Collateral Loan Agreement.

          "Net Liquidation Proceeds": With respect to any Liquidated Collateral Loan, Liquidation Proceeds net of Liquidation Expenses.

          "Notice Response Period": With respect to any Servicer Recommendation, a period of time equal to fifteen (15) Business Days following the delivery of such Servicer Recommendation to the Lender, or such lesser period of time as shall be specified in such Servicer Recommendation if, in the good faith judgment of the Servicer or the Servicing Advisor, as the case may be, such lesser period of time is necessary in order to preserve and protect the rights, remedies and interests of the Owner or the Lender in respect of the Collateral Loan Documentation relating to the Collateral Loans or the Collateral.

          "Origination Escrow": Any amount held back and deposited in an Escrow Account at the origination of the related Collateral Loan from the loan proceeds pursuant to the related Collateral Loan Agreement or any other Collateral Loan Documentation, the amount and terms of which shall be indicated in writing to the Servicer by the Originator of such Collateral Loan upon its origination.

          "Originator" means Atherton Capital Partners, L.P., a California limited partnership, or The Atherton Group Incorporated, a California corporation, as applicable, in each case in its capacity as the originator of a Collateral Loan.

          "Owner" has the meaning set forth in the preamble hereto.

          "Permitted Liens", if any, shall mean the liens permitted by the Collateral Loan Agreement relating to any Collateral Loan.

          "Person" means and includes an individual, a partnership, a corporation, a business trust, a joint stock company, an unincorporated association, a joint venture, a limited liability company, a governmental authority, a trust or any other legal entity.

          "Prepayments": With respect to any Collateral Loan, any prepayment of principal and accrued interest with respect to such Collateral Loan made in accordance with the related Collateral Loan Agreement (whether by acceleration or otherwise), including any required Yield Maintenance Payment, and the application of any Net Insurance Proceeds, Net Condemnation Proceeds and Net Liquidation Proceeds in accordance with the Collateral Loan Agreement.

          "Realized Loss": With respect to a Liquidated Collateral Loan, and the date of determination thereof, the excess of (a) the then outstanding principal balance of such Liquidated Collateral Loan, plus all accrued and unpaid interest thereon to such date of determination over (b) the Net Liquidation Proceeds in respect of such Liquidated Collateral Loan. For the purposes of calculating Realized Loss, the amounts withdrawn from each REO Account and deposited into the Collection Account with respect to each Distribution Date shall be applied as if the related Collateral Loan had remained outstanding, first, to accrued and unpaid interest on the related Collateral Loan, second, to the unpaid principal balance of such related Collateral Loan, and third, to the Yield Maintenance Payment due with respect to such related Collateral Loan (based on the acceleration thereof).

          "Record Holder" shall mean, with respect to any Collateral Loan, either the Lender or the Owner, as applicable, as the record holder of such Collateral Loan.

          "REO Account" is defined in Section 8(b) of the Servicing Standards and Procedures.

          "REO Property": Any Mortgaged Property or other Collateral acquired by the Servicer in foreclosure, by deed in lieu of foreclosure or otherwise.

          "Request for Release": A Request for Release in the form of Schedule 2 hereto.

          "Responsible Officer": When used with respect to the Servicer, any officer within the corporate trust office of the Servicer, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Servicer customarily performing functions similar to those performed by any of the above-designated officers of the Servicer and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Servicing Advisor, the President or the Executive Vice President.

          "Responsible Officer's Certificate": A certificate signed by a Responsible Officer.

          "Servicer Recommendation": A written notice delivered by a Responsible Officer of the Servicer or the Servicing Advisor, as the case may be, to the Lender, with a copy to the Owner, that shall (i) recommend a course of action predicated on the servicing standards set forth in Section 1(a) the Servicing Standards and Procedures, (ii) state in such notice that the Lender must consent in writing to such course of action during the Notice Response Period and that absent such consent in writing, the Servicer or the Servicing Advisor, as the case may be, shall not take the course of action stated in the notice, and (iii) set forth a brief description of why the lesser period of time is necessary if the Notice Response Period indicated in such Servicer Recommendation is less than fifteen (15) Business Days. Each Servicer Recommendation, regardless of the Notice Response Period, shall be delivered to the Lender, with a copy to the Owner, by facsimile transmission if commercially reasonable, followed by hard copy thereof delivered by overnight delivery service.

          "Servicing Standards and Procedures": The standards and procedures for the servicing and administration of the Collateral Loans and the related Collateral Loan Documentation, as set forth in Exhibit A and incorporated and made a part of this Agreement as though set forth herein.

          "Servicing Advisor Fee Rate" is defined in Section 6 hereof.

          "Store": A Restaurant or Store, if any, as defined in the Collateral Loan Agreement relating to certain Collateral Loans.

          Section 2.         Representations and Warranties.  Each of the
                             ------------------------------
Servicer and the Servicing Advisor hereby represents, warrants and covenants to each other and to the Owner and the Lender that as of the date of execution of this Agreement:

          (i) In the case of the Servicing Advisor, it is a limited partnership duly formed and validly existing under the laws of the State of California, and in the case of the Servicer, it is a banking corporation duly formed and validly existing under the laws of the State of New York;

          (ii) The execution and delivery of this Agreement by it, and its performance and compliance with the terms of this Agreement will not violate its certificate of limited partnership and partnership agreement or its corporate charter and by-laws, as applicable, or constitute a default (or an event, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets;

          (iii) This Agreement has been duly authorized, executed and delivered by it and, assuming due authorization, execution and delivery by the other parties hereto, constitutes its valid, legal and binding obligation, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) It is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect its condition (financial or other) or operations or its properties or might have consequences that would affect its performance hereunder;

          (v) No litigation is pending or, to the best of its knowledge, threatened against it which would prohibit its entering into this Agreement or performing its obligations under this Agreement; and

          (vi) No consent, approval, authorization, or order of, registration or filing with, or notice to, any governmental authority or court or any other Person is required under the laws of the United States of America, the laws of the State of New York and, with respect to the Servicing Advisor, the laws of the State of California, for the execution, delivery and performance by it of, or compliance by it with, this Agreement.

          Section 3.  Administration and Servicing of Collateral Loans.  The
                      ------------------------------------------------
Servicer and the Servicing Advisor, pursuant to this Agreement shall service the Collateral Loans as provided in the Servicing Standards and Procedures and the Additional Servicing Advisor Standards and Procedures. All funds paid by the Collateral Borrowers in respect of the Collateral Loans shall be deposited by the Servicer into the Collection Account within one (1) Business Day of receipt thereof. The Servicer shall keep a record of all amounts received by it.

           Section 4.  Custodial Duties.
                       ----------------

          (a)  Custody of Loan Documentation.  The Custodian shall take
               -----------------------------
possession of the Collateral Loan Documentation relating to the Collateral Loans as the custodian for, and bailee of, the Lender in accordance with the terms and conditions of this Agreement. The Custodian shall hold the Collateral Loans in trust for the benefit of the Lender.

          (b)  List of Loans.  The Custodian shall maintain a complete list of
               -------------
the Collateral Loans serviced hereunder, as such list may be amended from time to time, and provide copies of such list to the Lender, the Owner, the Servicer and the Servicing Advisor upon request.

          (c)  Certification.  Upon delivery to the Custodian of any Collateral
               -------------
Loan Documentation, together with a Collateral Submission Summary in the form of
Schedule 1 hereto, the Custodian shall review the same and provide to the Owner and the Lender, within three (3) Business Days, the certification specified in
Schedule 1 hereto indicating that (i) all the documents required to be delivered, as specified in a checklist included in such Schedule 1 hereto certified by an officer of the Originator (the "Collateral Loan Documentation Checklist"), have been delivered, or a list of the exceptions to the documents required to be delivered, and (ii) the Custodian holds such documents on behalf of the Lender pursuant to this Agreement.

          (d)  Obligation to Lender.  Subject to the terms of this Agreement,
               --------------------
the Custodian,
either directly or by acting through an agent, shall hold all documents relating to any Collateral Loan that come into its possession for the exclusive use and benefit of the Lender and shall make disposition thereof only in accordance with the written instructions furnished by the Lender in the form of Schedule 3 hereto. The Custodian shall segregate and maintain continuous custody of all such documents received by it in secure facilities in accordance with customary standards for such custody and shall not release such documents or transfer such documents to any other party, including any subcustodian, without the express written consent of the Lender.

          (e)  Fees Paid by Servicer.  The fees of the Custodian shall be deemed
               ---------------------
to be included in the fees paid to the Servicer pursuant to Section 6(b). The Servicer shall be responsible for any fees of any Custodian, subcustodian or agent.

           Section 5.  Distributions.
                       -------------

          (a) On the Business Day following each Determination Date, the Servicer shall prepare and send by facsimile to the Servicing Advisor, the Owner and the Lender a statement (the "Distribution Statement") specifying the distributions to be made from the Collection Account on the following Distribution Date, including, without limitation, the servicing compensation specified in Section 6 hereof and any other reasonable and necessary out-of-pocket expenses, including legal fees and expenses, incurred by the Servicer or any of its agents in connection with the servicing of the Collateral Loans or by the Custodian in connection with its activities as Custodian hereunder. The Servicing Advisor shall approve or correct such Distribution Statement as soon as practicable, but in no event later than the Business Day preceding the Distribution Date; provided that if the Servicer does not receive the Servicing Advisor's response by 12:00 noon, California time, on such Business Day, such Distribution Statement shall be deemed approved, subject to adjustment at a later date, if necessary. The Servicer shall provide to the Servicing Advisor such additional information as the Servicing Advisor may reasonably request relating to the Distribution Statement.

          (b) On each Distribution Date, the Servicer shall make payments from the Collection Account in accordance with the Distribution Statement in the following order of priority:

               (i) to the Servicer, the compensation specified in Section 6(b) and any accrued but unpaid compensation payable pursuant to
                     Section 6(b);

               (ii)  to the Servicing Advisor, the compensation specified in
                     Section 6(a) and any accrued but unpaid compensation payable pursuant to Section 6(a);

               (iii) to the Servicer and/or the Custodian, any out-of-pocket expenses required to be reimbursed by the Owner;

               (iv) to the Servicing Advisor, any out-of-pocket expenses
                    required to be reimbursed by the Owner, as approved in writing by the Owner; and

               (v) to the Lender, the amount of interest and principal payable under the Credit Agreement; and

               (vi) to the Owner, any remaining amounts in the Collection
Account.

          (c) Funds in the Collection Account shall be invested by the Servicer upon the written direction of the Owner in Cash Equivalent Investments, provided that such investments shall mature not later than the Business Day preceding the next Distribution Date. In the absence of written directions from the Owner, funds in the Collection Account will be invested in investments described in clause (d) of the definition of Cash Equivalent Investments. Any interest earned on the funds in the Collection Account in excess of the amounts required to pay each of items (i) through (v) in paragraph (b) above shall be distributed to the Owner on each Distribution Date.

          Section 6.  Servicing Compensation.  (a) The Owner shall pay the
                      ----------------------
Servicing Advisor, as compensation for its activities hereunder, on each Distribution Date an amount, with respect to each Collateral Loan serviced hereunder, equal to the product of (i) ***/1/ per annum (the "Servicing Advisor Fee Rate") multiplied by (ii) a fraction, the numerator of which shall be the number of days since the immediately prior Distribution Date for such Collateral Loan, or in the case of the first Distribution Date for such Collateral Loan, the number of days since such loan became a Collateral Loan, and the denominator of which shall be 360, multiplied by (iii) the outstanding principal balance of such Collateral Loan. The Owner hereby directs the Servicer to deduct the amount of the compensation payable to the Servicing Advisor pursuant to this
Section 6(a), as specified in the Distribution Statement, and remit such compensation directly to the Servicing Advisor on each Distribution Date. The Servicing Advisor shall be responsible for its own out-of-pocket costs and expenses incurred in connection with its services hereunder, to the extent not reimbursed by any Collateral Borrower, except for such reasonable and necessary out-of-pocket costs and expenses incurred with respect to (A) a Collateral Loan as to which a default has occurred, (B) the liquidation or foreclosure of a Collateral Loan, (C) the condemnation of a Mortgaged Property or (D) the collection of Insurance Proceeds.

          (b) The Owner shall pay the Servicer, as compensation for its activities hereunder, on each Distribution Date an amount equal to the product of (i) the Applicable Servicing Fee Rate (as defined below) multiplied by (ii) a fraction, the numerator of which shall be the number of days
-----------------

/1/       Certain information has been deleted from this document where denoted
by asterisks, and has been filed separately with the Commission. The Company has requested confidential treatment for such omitted information.

since the immediately prior Distribution Date for such Collateral Loan, or in the case of the first Distribution Date for such Collateral Loan, the number of days since such loan became a Collateral Loan, and the denominator of which shall be 360, multiplied by (iii) the outstanding principal balance of such Collateral Loan. The "Applicable Servicing Fee Rate" with respect to any such Collateral Loan and any such Distribution Date shall be ***/2/ per annum. The Owner hereby directs the Servicer to deduct the amount of the servicing compensation payable to the Servicer pursuant to this Section 6(b), as specified in the Distribution Statement, and remit such servicing compensation directly to the Servicer on each Distribution Date.

          Section 7.  Reports to the Lender and the Owner; Account Statements.
                      -------------------------------------------------------
No later than three (3) Business Days prior to each Distribution Date, the Servicer shall deliver to the Servicing Advisor, the Owner and the Lender a statement setting forth the status of each Collateral Loan (including whether it is a Delinquent Collateral Loan) as of the close of business on the Determination Date preceding such Distribution Date showing, for the period covered beginning on the day following the immediately prior Determination Date and ending at the close of business on such Determination Date, the payments received on each such Collateral Loan during such period, the payments scheduled to be made with respect to such Collateral Loan for such period and such other information as may reasonably be requested by the Lender, the Owner or the Servicing Advisor.

           Section 8.  Resignation and Termination.
                       ---------------------------

          (a) At any time, upon sixty (60) days' prior written notice, the Servicer or the Custodian may resign as Servicer or Custodian, or the Owner or the Lender may terminate the appointment of the Servicer or the Custodian under this Agreement; provided, that neither the resignation nor the termination of
                --------
the Servicer or the Custodian shall be effective until a successor thereto has been appointed by the Owner and approved by the Lender.

          (b) The Servicing Advisor may not resign as servicing advisor and neither the Owner nor the Lender may terminate the appointment of the Servicing Advisor under this Agreement; provided, however, that in the event the Servicing Advisor has breached its duties and obligations under this Agreement, the Lender may terminate the appointment of the Servicing Advisor under this Agreement upon sixty (60) days' prior written notice to the other parties. Any such termination shall not be effective until a successor has been appointed by the Lender.

          (c) If the Servicer, the Custodian or the Servicing Advisor gives notice of its
-------------------
/2/    Certain information has been deleted from this document where denoted by asterisks, and has been filed separately with the Commission. The Company has requested confidential treatment for such omitted information.

resignation (with respect to the Servicer or the Custodian) or has received notice of its termination pursuant to this Section 8 and by the twentieth day before the expiration of such sixty day notice period a successor has not been appointed by the Owner and approved by the Lender or, in the case of the Servicing Advisor, appointed by the Lender, such Servicer, Custodian or Servicing Advisor, as the case may be, may itself, following consultation with the Owner and the Lender as may be practicable under the circumstances, appoint as its successor an entity that (i) is experienced in servicing commercial loans and loans to franchisees, taking into account such experience of the Servicer, the Custodian and the Servicing Advisor, as applicable, and, with respect to the Servicer, (ii) has a net worth of at least $100,000,000.

          (d) Upon acceptance of any appointment as Servicer, Custodian or Servicing Advisor hereunder by a successor thereto, such successor shall be entitled to receive from the retiring Servicer, Custodian or Servicing Advisor, as applicable, such documents of transfer and assignment as such successor may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Servicer, Custodian or Servicing Advisor, and the retiring Servicer, Custodian or Servicing Advisor shall be discharged from its duties and obligations under this Agreement and shall not be liable for the acts or omissions of any such successor.

          (e) Any payments with respect to Collateral Loans received by the Servicer or the Custodian or the Servicing Advisor subsequent to (or with respect to any period subsequent to) the termination or resignation of such Servicer, Custodian or Servicing Advisor hereunder shall be promptly remitted by it to the Owner. Each of the Servicer, the Custodian and the Servicing Advisor shall cooperate fully with the Owner in effectuating the termination of its responsibilities and rights hereunder and shall promptly provide all documents and records reasonably necessary to enable its successor to assume its functions hereunder.

          Section 9.  Duration.  Unless otherwise terminated pursuant to Section
                      --------
8 hereof, this Agreement shall terminate on December 31, 1999, unless extended by the written consent of the Owner, the Lender, the Servicing Advisor, the Custodian and the Servicer; provided, however, that Sections 8(d), 8(e), 10 and 11 shall survive termination of this Agreement.

           Section 10.  Limitation on Liability of the Servicing Advisor, the
                        -----------------------------------------------------
Servicer and the Custodian.
--------------------------

          (a) None of the Servicing Advisor, the Servicer, the Custodian or any of their respective shareholders, directors, officers, employees or agents shall be under any liability to each other or to the Owner or the Lender for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or any Collateral Loan Documentation, or for errors in judgment; provided, however, that this provision shall not protect the
             --------  -------
Servicing Advisor, the

Servicer, the Custodian or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of such Person's duties or by reason of a breach of such Person's obligations and duties hereunder. Each of the Servicing Advisor, the Servicer, the Custodian and any of its directors, officers or employees, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          (b) The Owner shall indemnify and hold harmless each of the Servicing Advisor, the Servicer, the Custodian and each of its shareholders, directors, officers, employees or agents (each, an "Indemnified Party") against any claims, losses, penalties, fines, forfeitures, legal fees and expenses, judgments and any other costs, fees and expenses ("Damages") incurred in connection with any legal action relating to this Agreement, or any Collateral Loan Documentation, other than any Damages incurred by the Indemnified Party which relate to or are the result of the willful misfeasance, bad faith or negligence in the performance of the Indemnified Party's duties hereunder or by reason of a breach of the Indemnified Party's obligations and duties hereunder. The Owner shall not indemnify the Servicer, the Servicing Advisor or the Custodian for Damages which relate to or are the result of the willful misfeasance, bad faith or negligence of the officers, directors, employees or agents of such party.

          The rights, duties and obligations of each party pursuant to this
Section 10 shall survive any termination of this Agreement.

          Section 11.  Indemnification; Third Party Claims.  Each of the
                       -----------------------------------
Servicing Advisor, the Servicer and the Custodian shall indemnify and hold harmless each other, the Owner and the Lender and each of their respective shareholders, directors, officers, employees or agents against any and all Damages incurred by the party seeking indemnification due to the failure of the Servicing Advisor, the Servicer or the Custodian to perform its obligations in accordance with the terms of this Agreement; provided that in connection with the events giving rise to such claim for indemnification, the party seeking indemnification and the officers, directors, employees or agents of such party shall not have engaged in any willful misfeasance, bad faith or negligence.

          The rights, duties and obligations of each party pursuant to this
Section 11 shall survive any termination of this Agreement.

          Section 12.  Governing Law; Jurisdiction.  This Agreement shall be
                       ---------------------------
construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Each of the Servicer, the Custodian, the Owner, the Lender and the Servicing Advisor hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the state of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any jurisdiction thereof.

          Section 13.  Modifications.  This Agreement may not be altered or
                       -------------
modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions, on any other occasion.

          Section 14.  Incorporation by Reference.  Exhibit A, Exhibit B and
                       --------------------------
Exhibit C to this Agreement are hereby incorporated by reference herein, and shall be an integral part of this Agreement, with the same force and effect as if set forth herein.

          Section 15.  Notices.  All demands, notices and communications
                       -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by facsimile or certified or registered mail, return receipt requested, to the following addresses:

           Servicer and       Bankers Trust Company
             Custodian:       Corporate Trust and Agency Group
                              Four Albany Street
                              New York, New York 10006
                              Attention:  Karla Leonffu
                              Telephone:  212/250-6746
                              Facsimile:  212/250-6151

           Servicing Advisor  Atherton Capital Partners, L.P.
             and Owner:       1001 Bayhill Drive
                              Suite 155
                              San Bruno, California 94066
                              Attention:  Mark McGourty
                              Telephone:  415/827-7800
                              Facsimile:  415/827-7950

           Lender:            Franchise Finance Corp.
                              4111 East 37th Street North
                              Wichita, Kansas 67220
                              Attention:  Dawn Dagenais
                              Telephone:  316/828-6478
                              Facsimile:  316/828-4081

Any demand, notice or communication given pursuant to this Agreement shall not be effective until received.

          Notwithstanding the foregoing, during any period in which a Person is required hereunder to make demands, notices or communications to itself in another capacity under this Agreement or another agreement contemplated hereby, no such demands, notices or communications need be made or delivered.

          Section 16.  Counterpart Signatures.  This Agreement may be executed
                       ----------------------
simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 17.  Successors and Assigns.  The provisions of this Agreement
                       ----------------------
shall be binding upon and inure to the benefit of the Servicer, the Servicing Advisor, the Custodian, the Owner and the Lender and their respective successors and assigns including, but not limited to, successors in interest in and to the Collateral Loans; provided, however, that the Servicer, the Servicing Advisor and the Custodian may not assign their duties hereunder without the written consent of the Owner and the Lender.

          Section 18.  Confidentiality.  The Servicer and the Custodian hereby
                       ---------------
agree not to use or provide any information relating to the Collateral Loans or the Collateral Loan Documentation other than for the purpose of fulfilling their duties and obligations hereunder. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (other than as a result of the actions of the Servicer or the Custodian), or information obtained by the Servicer or the Custodian from sources other than the Owner, the Lender, the Servicing Advisor or a third party actually known by a Responsible Officer of the Servicer or Custodian to be bound by an obligation of confidentiality to the Owner or Servicing Advisor, (ii) disclosure of any and all information (A) if required to do so by an applicable statute, law, rule or regulation, (B) if required to do so by any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Servicer's or the Custodian's business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Servicer or the Custodian or an affiliate or an officer, director, employer or shareholder thereof is a party, and (D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Servicer or the Custodian having a need to know the same, provided that in each of (A), (B), (C) and (D) above, the Servicer or the Custodian advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized in writing by the Owner or the Lender, as applicable.

          IN WITNESS WHEREOF, the Servicer, the Custodian, the Owner, the Lender and the Servicing Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the date specified in the preamble of this document.

                          BANKERS TRUST COMPANY,
                          as the Custodian and the Servicer


                          By: /s/ Marie C. Rasch
                             --------------------------------------
                          Name:  Marie C. Rasch
                          Title: Vice President


                          ATHERTON CAPITAL PARTNERS, L.P.,
                            as the Owner and the Servicing Advisor
                            By:  The Atherton Group Incorporated,
                                  its General Partner


                          By: /s/ David L. Elder
                             --------------------------------------
                          Name:  David L. Elder
                          Title: President


                          FRANCHISE FINANCE CORP.
                            as the Lender


                          By: /s/ Jeffrey R. Thompson
                             --------------------------------------
                          Name:  Jeffrey R. Thompson
                          Title:  President